EXHIBIT 16




    February 23, 1998



Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We have read Item 8 of the Report on Form 10-KSB of Regal International, Inc. ( Commission File Number 1-8334) and we agree with statements contained therein as they relate to our firm.


Very truly yours,


/s/ Pannell Kerr Forster of Texas, P.C.

Pannell Kerr Forster of Texas, P.C.


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